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                                                                   Exhibit 10.13

                        N.W. Ayer Communications, Inc.
                         c/o The MacManus Group, Inc.
                                 1675 Broadway
                              New York, NY 10019


March 2, 2001

Mr. Roy J. Bostock
South Manursing Island
Rye, NY 10580

Dear Roy:

     Reference is made to the Stock Purchase Agreement dated as of January 24, 2000 (the "Purchase Agreement") whereby you acquired 500,000 shares of Series C Common Stock, no par value (the "Shares"), of Novo MediaGroup, Inc. ("Novo") from N.W. Ayer Communications, Inc. (the "Company"). Such Shares were sold to you as part of the Novo Stock Program established by the Company's parent company, The MacManus Group, Inc. ("MacManus"), as described in MacManus' Joint Proxy Statement/Private Placement Memorandum dated December 30, 1999.

     This confirms that MacManus, the Company and the individual MacManus managers who participated in the Novo Stock Program have determined it to be in their mutual best interests to terminate the Novo Stock Program, and desire for the Company to rescind the sale of the Novo stock to such managers.

     Accordingly, the Company hereby offers to rescind the sale of the Shares to you under the Purchase Agreement. Upon your execution of this letter, the Company will return to you the $1,152,500 cash portion of the purchase price paid by you for the Shares and cancel your Promissory Note dated January 31, 2000. By signing this letter, you hereby accept such rescission offer in accordance with the terms of this letter, and agree that effective immediately you shall no longer have any right, title or interest in or to the Shares. While the Promissory Note will be canceled as described above and you will have no further obligations thereunder, you understand and agree that there will be no refund of any interest amounts previously paid by you under the Promissory Note prior to the date of this letter.

     You hereby represent and warrant that you have not previously pledged, sold, assigned or otherwise transferred or granted any lien or security interest on the Shares, other than the Pledge Agreement in favor of the Company referred to in the Purchase Agreement; and that upon your execution of this letter, the Company will regain title to the Shares free of any liens, encumbrances, claims or restrictions of any kind created by or arising from you.

     By signing this letter, you hereby release the Company, MacManus, Bcom3 Group, Inc. and all other affiliated companies of Bcom3 Group, Inc., and their respective officers, directors, employees, shareholders and agents (collectively, the "Company Group"), from any and all claims, actions, promises, agreements or losses of any nature whatsoever, whether known or unknown, that you may now or hereafter have against any of them arising out of or in connection with the Purchase Agreement, the transactions contemplated under the Purchase Agreement and/or the rescission transaction under this letter (other than your right to receive the rescission payment and to cancellation of the Promissory Note as described above). From and after the date hereof, the Purchase Agreement and the other transaction documents entered into in connection with the Purchase Agreement shall be deemed to be terminated and of no further force or effect.
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                                      -2-

     You agree to promptly return to the Company the stock certificates, if any, you may now have or hereafter receive in respect of the Shares, and to execute such other documents and take such other action as may be reasonably requested by the Company to effectuate the rescission transaction contemplated under this letter.

     You expressly acknowledge and agree that the Company Group is not making any representation or warranty of any kind to you regarding Novo or the Shares, and you understand that there may be future transactions involving Novo with third parties or with Company Group entities at valuations which could be in excess of the rescission terms hereunder. It is further expressly understood and agreed that the Company is not making any representation or assurance to you as to the tax treatment of the transactions contemplated under this letter. You should consult with your individual tax advisor regarding the tax consequences, if any, from the transactions under this letter.

                                      Very truly yours,

                                      N.W. Ayer Communications, Inc.


                                      By: /s/ David Winclechter
                                         ----------------------------------

Accepted and Agreed:


/s/ Roy J. Bostock
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